Exhibit 99.5

DETACH HERE

PROXY

ARCH WIRELESS, INC.

1800 WEST PARK DRIVE, SUITE 250
WESTBOROUGH, MASSACHUSETTS 01581

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 8, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking all prior proxies, hereby appoint(s) Patricia A. Gray, J. Roy Pottle and David A. Westenberg, and each of them, with full power of substitution, as proxies to represent and vote all shares of Arch Wireless, Inc. which the undersigned would be entitled to vote if personally present at the special meeting of stockholders to be held on Monday, November 8, 2004, at 10:00 am. (local time) at Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, 26th floor, Boston, Massachusetts 02109 and at any adjournments thereof.

     This proxy when properly executed will be voted in the manner you have directed. If you do not specify any directions, this proxy will be voted for proposal 1 and in accordance with the Proxy Committee’s discretion on such other matters that may properly come before the meeting to the extent permitted by law. If this proxy is returned and you have marked the appropriate box to abstain from voting on adoption of the merger agreement, the common stock represented by your proxy will be considered present at the Special Meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of adoption of the merger agreement.

     Attendance of the undersigned at the special meeting or any adjournments thereof will not be deemed to revoke this proxy unless the undersigned revokes this proxy in writing.

Please return your cards in the enclosed envelope to the following address:

Proxy Services
c/o EquiServe Trust Company N.A.
P.O. Box 8687
Edison, NJ 08818-9247

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

ARCH WIRELESS, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/awin	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

[ARHCM — ARCH WIRELESS, INC.] [FILE NAME: ZARHC1.ELX] [VERSION — (3)] [10/04/04] [orig. 10/01/04]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

ZARHC1

#ARH

☒	Please mark votes as in this example.

UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL LISTED BELOW.

The Board of Directors recommends a vote “FOR” this proposal.

1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 29, 2004 as amended, by and among USA Mobility, Inc., Wizards Acquiring Sub, Inc., Metrocall Holdings, Inc., Patriots Acquiring Sub, Inc. and Arch Wireless, Inc. pursuant to which Metrocall and Arch will be each become a wholly owned subsidiary of USA Mobility, Inc. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In the merger, Arch common stockholders will receive one share of USA Mobility common stock for each share of Arch common stock that they hold.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Please sign, date and return this proxy in the enclosed postage prepaid envelope.

The signature on this Proxy should correspond exactly with stockholder’s name as printed to the left. In the case of joint tenants, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.
Votes must be indicated (X) in black or blue ink.

Signature:                                                           Date:                     Signature:                                                           Date: